Exhibit 5



                                         September 26, 2003



WellChoice, Inc.
11 West 42nd Street
New York, New York 10036

Ladies and Gentlemen:

     We have acted as counsel to WellChoice, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed on the date hereof, under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers 9,250,000 shares of common stock, par value $0.01 per share, of the Company (the Common Stock), being registered in connection with the Company's 2003 Omnibus Incentive Plan and 2003 Employee Stock Purchase Plan (together, the "Plans").

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plans and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.


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     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 9,250,000 shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with, and for the consideration contemplated by, the Plans, will be validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP




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